                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): April 8, 1998



                              CAMDEN PROPERTY TRUST
               (Exact Name of Registrant as Specified in Charter)


           TEXAS                      1-12110                   76-6088377
(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                    Identification Number)


            3200 Southwest Freeway, Suite 1500, Houston, Texas 77027
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (713) 964-3555



                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On April 8, 1998, Oasis Residential, Inc. ("Oasis") merged with and into Camden Subsidiary II, Inc., a Delaware corporation and wholly owned subsidiary of Camden Property Trust (the "Company"), the Registrant, pursuant to an Agreement and Plan of Merger, dated as of December 16, 1997, as amended by Amendment No. 1, dated February 4, 1998, (the "Merger Agreement"), as previously filed as Annex I to the Joint Proxy Statement/Prospectus of the Company and Oasis that was made a part of the Registration Statement on Form S-4 (File No. 333-45817) filed with the Securities and Exchange Commission on February 26, 1998. As provided in the Merger Agreement, each share of Oasis common stock outstanding on April 8, 1998 was converted into 0.759 of a common share of beneficial interest of Camden and each share of Cumulative Convertible Series A Preferred Stock of Oasis outstanding on April 8, 1998 was converted into one share of Cumulative Convertible Series A Preferred Share of beneficial interest of Camden. The Company issued 12,391,796 common shares and 4,165,000 Cumulative Convertible Series A Preferred Shares in exchange for the outstanding shares of Oasis common stock and Cumulative Convertible Series A Preferred Shares. The closing price of Camden common shares on April 8, 1998 was $30.50.

           Oasis, a Nevada corporation, was a fully integrated real estate investment trust headquartered in Las Vegas, Nevada whose business was the operation and development of multifamily apartment communities in Las Vegas, Denver and Southern California. As of December 31, 1997, Oasis owned interests in 52 completed multifamily properties, with one additional multifamily property under construction. Prior to the end of the second quarter of 1998, the Company will spin-off approximately 5,000 of the Las Vegas apartment units into a new private entity in which Camden will hold a minority interest. Camden will continue to provide property management services for these assets.

           Immediately following the merger, Scott S. Ingraham, the former President, Chief Executive Officer and Director of Oasis, became a Trust Manager of the Company, to serve as such in accordance with the Company's Bylaws.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a)    Financial Statements of Businesses Acquired.

                  Filed with this Report as Attachment A are the following audited financial statements of Oasis Residential, Inc. ("Oasis"):

                  (1)      Report of Independent Accountants

                  (2)      Consolidated Balance Sheets as of December 31, 1997
                           and 1996

                  (3) Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and 1995

                  (4) Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995

                  (5) Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995

                  (6)      Notes to Consolidated Financial Statements

           (b)    Pro Forma Financial Information.

                  Previously reported in the Registrant's Amendment No. 1 to Form S-4 filed February 26, 1998.

           (c)    Exhibits.

                    2.1 Agreement and Plan of Merger dated December 16, 1997, among the Registrant, Camden Subsidiary II, Inc. and Oasis Residential, Inc. (incorporated by reference from Exhibit 2.1 of the Registrant's Form 8-K filed December 17, 1997 (File No.
                           1-12110)).

                    2.2 Amendment No. 1, dated as of February 4, 1998, to the Agreement and Plan of Merger, dated December 16, 1997, among the Registrant, Camden Subsidiary II, Inc. and Oasis Residential, Inc. (incorporated by reference from Exhibit 2.1 of the Registrant's Form 8-K filed February 5, 1998 (File No. 1-12110)).

                   23.1 Consent of Coopers & Lybrand L.L.P., Independent Accountants

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 1998
                                   CAMDEN PROPERTY TRUST



                                   By: /s/ G. Steven Dawson
                                       -----------------------------------------
                                           G. Steven Dawson
                                           Senior Vice President - Finance,
                                           Chief Financial Officer and Treasurer

                                                                    ATTACHMENT A




                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
Oasis Residential, Inc.

         We have audited the accompanying consolidated balance sheets and the financial statement schedule of Oasis Residential, Inc. and its subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995. These consolidated financial statements and the financial statement schedule are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.


         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years ended December 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                         Coopers & Lybrand L.L.P.

San Francisco, California
January 23, 1998, except for Note 15
as to which the date is March 6, 1998.

                            OASIS RESIDENTIAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1997         1996
                                                                         --------     --------
Real estate assets:
  Land.................................................................  $126,224     $ 93,484
  Buildings and improvements...........................................   674,155      552,500
  Furniture and fixtures...............................................    45,163       39,515
                                                                         --------     --------
                                                                          845,542      685,499
  Less accumulated depreciation........................................    64,899       53,049
                                                                         --------     --------
                                                                          780,643      632,450
  Land held for development............................................     4,083        3,766
  Construction in progress.............................................    25,952      109,202
                                                                         --------     --------
     Net real estate assets............................................   810,678      745,418
Cash and cash equivalents..............................................     2,530        3,397
Restricted cash........................................................     2,964        2,976
Investment in and advances to joint venture............................     8,370        9,574
Notes receivable (Related Party).......................................     8,216           --
Deposits on real estate assets.........................................     2,654        2,000
Deferred costs and other assets (net of accumulated amortization of
  $3,028 and $1,802 at December 31, 1997 and 1996, respectively).......    11,116       11,408
                                                                         --------     --------
     Total assets......................................................  $846,528     $774,773
                                                                         ========     ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Debt.................................................................  $448,774     $394,274
  Resident deposits and prepaid rent...................................     3,148        2,066
  Accounts payable and accrued expenses................................     4,730        6,221
                                                                         --------     --------
     Total liabilities.................................................   456,652      402,561
                                                                         --------     --------
Minority Interest......................................................    20,600           --
Commitments and contingencies (Note 16)
Stockholders' equity:
  Preferred stock, $2.25 Series A Cumulative Convertible,
     $.01 par value, liquidation preference of $25 per share,
     15,000,000 shares authorized, 4,165,000 shares issued and
     outstanding at December 31, 1997 and 1996.........................        42           42
  Common stock, $.01 par value, 100,000,000 shares authorized,
     16,326,477 and 16,237,646 shares issued and outstanding at
     December 31, 1997 and 1996, respectively..........................       163          162
  Paid-in capital......................................................   388,876      386,910
  Distributions in excess of accumulated earnings......................   (19,805)     (14,902)
                                                                         --------     --------
     Total stockholders' equity........................................   369,276      372,212
                                                                         --------     --------
     Total liabilities and stockholders' equity........................  $846,528     $774,773
                                                                         ========     ========

                See notes to consolidated financial statements.

                            OASIS RESIDENTIAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEARS ENDED DECEMBER 31,
                                                          -----------------------------------------
                                                             1997           1996           1995
                                                          -----------    -----------    -----------
Revenue:
  Rental income........................................   $   111,591    $    92,843    $    73,249
  Other income.........................................         4,188          3,156          3,080
  Joint venture investment income......................            64             --             --
  Interest income -- related party.....................           142             --             --
                                                          -----------    -----------    -----------
                                                              115,985         95,999         76,329
                                                          -----------    -----------    -----------
Expenses:
  Property operating and maintenance...................        32,482         27,226         21,485
  General and administrative...........................         3,692          3,230          2,645
  Real estate taxes....................................         6,246          5,230          4,079
  Interest.............................................        26,184         15,216          7,310
  Interest (non-cash)..................................         1,214          1,118          1,332
  Depreciation and amortization........................        19,113         15,637         12,062
                                                          -----------    -----------    -----------
                                                               88,931         67,657         48,913
                                                          -----------    -----------    -----------
Income before minority interest, gain on sale of real
  estate assets and extraordinary item.................        27,054         28,342         27,416
Minority interest......................................           179             --             --
                                                          -----------    -----------    -----------
Income before gain on sale of real estate assets and
  extraordinary item...................................        26,875         28,342         27,416
Gain on sale of real estate assets.....................         6,999          2,444             --
                                                          -----------    -----------    -----------
Income before extraordinary item.......................        33,874         30,786         27,416
Extraordinary item.....................................            --         (1,403)        (1,952)
                                                          -----------    -----------    -----------
Net income.............................................        33,874         29,383         25,464
Less preferred dividend requirement....................         9,372          9,372          6,534
                                                          -----------    -----------    -----------
Earnings available for common stockholders.............   $    24,502    $    20,011    $    18,930
                                                          ===========    ===========    ===========
Basic and Diluted Earnings Per Share:
  Earnings available for common stockholders before
     extraordinary item................................   $      1.51    $      1.32    $      1.29
  Less extraordinary item..............................            --           0.09           0.12
                                                          -----------    -----------    -----------
  Earnings available for common stockholders...........   $      1.51    $      1.23    $      1.17
                                                          ===========    ===========    ===========
Weighted average number of common shares outstanding...    16,250,118     16,237,646     16,230,429
                                                          ===========    ===========    ===========

                See notes to consolidated financial statements.

                            OASIS RESIDENTIAL, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                                DISTRIBUTIONS
                                                                                         ----------------------------
                                PREFERRED STOCK          COMMON STOCK                     IN EXCESS
                                $.01 PAR VALUE          $.01 PAR VALUE                       OF             TOTAL
                              -------------------    --------------------     PAID-IN    ACCUMULATED    STOCKHOLDERS'
                                SHARES     AMOUNT      SHARES      AMOUNT     CAPITAL     EARNINGS         EQUITY
                              ----------   ------    -----------   ------    ---------   -----------    -------------
Balance, December 31,
  1994......................          --      --      16,218,134    $162      $287,755    $  (1,319)      $ 286,598
  Shares issued for cash
     (net of issuance
     costs).................   4,165,000    $42               --      --        98,655           --          98,697
  Common stock issued to
     executive officer......          --     --           19,512      --           500           --             500
  Net income................          --     --               --      --            --       25,464          25,464
  Dividends paid:
     Preferred stock........          --     --               --      --            --       (4,191)         (4,191)
     Common stock...........          --     --               --      --            --      (26,614)        (26,614)
                               ---------    ---       ----------    ----      --------    ---------       ---------
Balance, December 31,
  1995......................   4,165,000     42       16,237,646     162       386,910       (6,660)        380,454
  Net income................          --     --               --      --            --       29,383          29,383
  Dividends paid:
     Preferred stock........          --     --               --      --            --       (9,372)         (9,372)
     Common stock...........          --     --               --      --            --      (28,253)        (28,253)
                               ---------    ---       ----------    ----      --------    ---------       ---------
Balance, December 31,
  1996......................   4,165,000     42       16,237,646     162       386,910      (14,902)        372,212
  Net income................          --     --               --      --            --       33,874          33,874
  Dividends paid:
     Preferred stock........          --     --               --      --            --       (9,372)         (9,372)
     Common stock...........          --     --               --      --            --      (29,405)        (29,405)
  Common stock issued to
     executive officer......          --     --           32,877      --           754           --             754
  Dividend Reinvestment Plan
     issuance...............          --     --           55,954       1         1,212           --           1,213
                               ---------    ---       ----------    ----      --------    ---------       ---------
Balance, December 31,
  1997......................   4,165,000    $42       16,326,477    $163      $388,876    $ (19,805)      $ 369,276
                               =========    ===       ==========    ====      ========    =========       =========

                See notes to consolidated financial statements.

                            OASIS RESIDENTIAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                             1997         1996          1995
                                                           --------     ---------     ---------
Cash flows from operating activities:
  Net income.............................................  $ 33,874     $  29,383     $  25,464
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.......................    19,113        15,637        12,062
     Amortization of discount on notes payable...........        22             2            --
     Gain on sale of real estate assets..................    (6,999)       (2,444)           --
     Extraordinary item (write-off of unamortized loan
       fees).............................................        --           714         1,952
     Interest (non-cash).................................     1,214         1,118         1,332
     Increase in deferred costs and other assets.........      (934)       (2,784)       (6,334)
     Increase (decrease) in liabilities:
       Resident deposits and prepaid rent................     1,082           378           141
       Accounts payable and accrued expenses.............    (1,491)       (2,748)        6,775
                                                           --------     ---------     ---------
       Net cash provided by operating activities.........    45,881        39,256        41,392
                                                           --------     ---------     ---------
Cash flows from investing activities:
  Purchase of real estate assets.........................   (12,455)           --       (12,686)
  Improvements to real estate assets.....................    (7,737)      (15,241)      (15,954)
  Notes receivable (related party).......................    (8,216)           --            --
  Construction of real estate assets.....................   (42,775)     (125,656)     (126,383)
  Deposits on real estate assets.........................      (654)       (2,000)           --
  Net proceeds from the sale of real estate assets.......    58,359         5,302            --
  Investment in and advances to joint venture............     1,204        (9,574)           --
                                                           --------     ---------     ---------
     Net cash used in investing activities...............   (12,274)     (147,169)     (155,023)
                                                           --------     ---------     ---------
Cash flows from financing activities:
  Proceeds from debt.....................................    66,500       329,284       232,235
  Principal payments on debt.............................   (63,422)     (185,838)     (193,503)
  (Increase) decrease in restricted cash.................        12          (481)        5,420
  Net proceeds from public offerings of stock............        --            --        99,197
  Proceeds from issuance of common stock in connection
     with the dividend reinvestment program..............     1,213            --            --
  Cash dividends paid -- preferred stock.................    (9,372)       (9,372)       (4,191)
  Cash dividends paid -- common stock....................   (29,405)      (28,253)      (26,614)
                                                           --------     ---------     ---------
     Net cash provided by financing activities...........   (34,474)      105,340       112,544
                                                           --------     ---------     ---------
     Net decrease in cash and cash equivalents...........      (867)       (2,573)       (1,087)
Cash and cash equivalents, beginning of year.............     3,397         5,970         7,057
                                                           --------     ---------     ---------
Cash and cash equivalents, end of year...................  $  2,530     $   3,397     $   5,970
                                                           ========     =========     =========
Supplemental information:
  Cash paid during the year for interest.................  $ 30,440     $  23,274     $  15,553
                                                           ========     =========     =========
  Supplemental schedule of non-cash investing and
     financing activities:
     Issuance of common stock to executive officer.......  $    754     $      --     $     500
                                                           ========     =========     =========
     Note receivable in connection with the sale of real
       estate assets.....................................  $     --     $   1,100     $      --
                                                           ========     =========     =========
     Assumption of debt in connection with
       acquisitions......................................  $ 51,400     $      --     $      --
                                                           ========     =========     =========

                See notes to consolidated financial statements.

                            OASIS RESIDENTIAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

 1. ORGANIZATION AND FORMATION OF THE COMPANY

     Oasis Residential, Inc. (the "Company"), which was incorporated in the State of Nevada on March 23, 1993, is a self-administered and self-managed real estate investment trust ("REIT"), engaged in the development, acquisition and operation of predominantly upscale apartment communities in the greater Las Vegas area, Reno and Denver metropolitan areas and Orange County, California. The Company commenced operations as a public company on October 22, 1993 with an initial portfolio of 23 apartment communities comprising 5,215 units and a 30,000 square foot commercial center in Henderson, Nevada in which the Company's headquarters is located. At December 31, 1997, the Company owned and operated 51 apartment communities containing 14,796 apartment units.

     The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, (the "Code") commencing with the taxable year ended December 31, 1993. In order for the Company to qualify as a REIT, it must distribute annually at least 95% of its REIT taxable income, as defined in the Code, to its stockholders and comply with certain other requirements. Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation and Financial Statement Presentation:

     The accompanying consolidated financial statements include the accounts of all subsidiaries and partnerships in which a controlling interest is held, including at December 31, 1997, Oasis Martinique, L.L.C. The Company uses the equity method of accounting where its ownership interest is between 20% and 50%.

     All significant intercompany balances and transactions have been eliminated in consolidation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

  Real Estate Assets and Depreciation:

     Rental property is stated at the lower of cost or fair value. Expenditures which increase the revenue potential of a property or which extend the useful life of the asset are generally capitalized. Maintenance and repair expenditures necessary to maintain a property in operating condition are charged to expense when incurred. Depreciation is calculated on a straight-line basis over the estimated useful lives of the depreciable real estate assets, which range from 18 to 40 years for buildings and improvements and 5 to 12 years for furniture and fixtures.

     Costs are capitalized during the development of constructed assets (including interest, property taxes and other direct and indirect costs) beginning when active development commences and ending when construction is substantially complete and the property is ready for occupancy.

     Losses in carrying values of investment assets are provided by management when the losses become apparent and the investment asset is considered impaired. Management evaluates its investment properties, at least quarterly, to assess whether any impairment indications are present. If an asset is considered to be impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. No such losses have been required or provided in the accompanying financial statements.

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  Cash and Cash Equivalents:

     The Company considers highly liquid short-term investments with initial maturities of three months or less to be cash equivalents.

     Cash and cash equivalents are primarily held in a single financial institution, and at times, such balances may be in excess of the Federal Deposit Insurance Corporation insurance limit.

  Restricted Cash:

     Restricted cash balances at December 31, 1997 and 1996 are required under certain debt agreements for property tax and insurance expenses and to secure the payment of certain replacement and capital improvement costs.

  Deferred Financing Costs:

     Included in deferred costs and other assets are costs associated with obtaining debt financing and credit enhancements. Such costs are being amortized over the term of the associated debt or credit enhancement.

  Accounting for Stock-Based Compensation:

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its stock-based compensation plans.

  Interest Rate Protection Agreements:

     Premiums paid to purchase interest rate protection agreements are capitalized and amortized over the terms of those agreements using the straight-line method which approximates the effective interest method. Unamortized premiums are included in deferred costs and other assets.

  Impact of Recently Issued Accounting Standards:

     In 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" and No. 131 "Disclosures about Segments of an Enterprise and Related Information." These statements shall be effective for financial statements for fiscal years beginning after December 15, 1997. Management does not believe that the adoption of Standards No. 130 and 131 will have a material effect on its financial position or results of operations.

 3. INTEREST CAPITALIZED

     Interest costs associated with projects under development aggregating $5,125, $9,350 and $8,499 for the years ended December 31, 1997, 1996 and 1995, respectively, were capitalized.

 4. INVESTMENT IN AND ADVANCES TO JOINT VENTURE

     In April 1995, the Company and Stevinson Partnership, Ltd. ("Stevinson") entered into an operating agreement to form Denver West Apartments, L.L.C., a limited liability company (the "Joint Venture"). Under the terms of the agreement, the Company and Stevinson each have a 50% interest in Oasis Denver West, a 321 unit apartment community located in Denver, Colorado. In November 1996, the Joint Venture finalized the loan agreement with Northwestern Mutual Life Company for the construction and permanent financing of the community in the amount of $15,430 which the Company has guaranteed. The loan bears interest at a rate of 8.30% and matures on August 1, 2007.

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The Company has contributed capital of $4,171 and $3,955 as of December 31, 1997 and 1996, respectively. In addition, the Company has advanced cash to the Joint Venture in the form of a loan. The outstanding balance on the loan was $2,958 and $4,400 as of December 31, 1997 and 1996, respectively. The loan bears interest at the prime lending rate plus 2% (prime rate at December 31, 1997 was 8.50%) and is being repaid from operations. Additionally, the Company has incurred $1,219 of additional costs that are not accounted for at the joint-venture level.

 5. OASIS MARTINIQUE, L.L.C.

     On October 23, 1997, the Company acquired a managing member interest in a limited liability company ("LLC") that owns the 714 unit Oasis Martinique apartment community in Costa Mesa, California. In connection with the acquisition, the LLC issued operating LLC units, convertible on a 1 for 1 basis into 886,022 shares of the Company's common stock. The Company assumed existing tax exempt debt of $51,400 issued by the County of Orange, California. The Company also contributed approximately $1,500 in cash for the transaction and LLC formation costs, thus resulting in a total initial investment to the Company of approximately $73,500. The Company plans to increase its investment in Oasis Martinique by $2,500 to $3,000 in order to fund a capital refurbishment program designed to increase net operating income.

     The minority interest represents the separate private ownership of Oasis Martinique, L.L.C.

     In connection with the LLC transaction, the Company loaned the other two members of the LLC $8,216 collateralized by each member's LLC units. The loans are payable in quarterly installments of interest only and are due December 23, 1998. The interest rate on these loans is set at 9% if the loans are paid in full on or before March 31, 1998. If the loans are not paid in full by March 31, 1998, the interest rate is increased to 15% and will be made effective back to the original issuance date of the loans. Interest income recorded in connection with these loans for the year ended December 31, 1997 was $142.

 6. DEFERRED COSTS AND OTHER ASSETS

     Deferred financing costs which included deferred loan fees and offering costs and which are included in deferred costs and other assets aggregated to $9,360 and $8,327 at December 31, 1997 and 1996, respectively. Accumulated amortization which related to deferred financing costs aggregated to $2,977 and $1,763 at December 31, 1997 and 1996, respectively.

 7. DEBT

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1997         1996
                                                                         --------     --------
Notes Payable..........................................................  $150,000     $150,000

     In November 1996, the Company completed a public offering of $150,000 of unsecured, fixed rate notes payable which priced in three tranches (the "Notes Payable"). The Company borrowed $50,000 due
November 15, 2001 at a coupon rate of 6.75%, $50,000 due November 15,
2003 at a coupon rate of 7.00% and $50,000 due November 15, 2006 at a coupon rate of 7.25%. The Notes Payable were sold at a discount, and at December 31, 1997 and 1996, the unamortized discount was $192 and $214, respectively.

     The Notes Payable may be redeemed at any time at the option of the Company, in whole or in part, upon payment of certain yield maintenance penalties.

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1997         1996
                                                                         --------     --------
     The Notes Payable contain certain covenants, the most restrictive of which, requires that the Company may not at any time own Total
Unencumbered Assets, as defined, equal to less than 150% of the aggregate outstanding principal amount of the unsecured indebtedness of the Company on a consolidated basis.
     The net proceeds from the offering were used to retire
approximately $53,087 in Mortgage Notes Payable and to reduce the outstanding balance on the Credit Facility. For the year ended December
31, 1996, the Company recorded an extraordinary charge in the amount of
$1,403 for the remaining unamortized deferred financing costs and prepayment penalties in connection with the retirement of these
Mortgage Notes Payable.
Mortgage Notes Payable.................................................  $133,492     $135,062
     Mortgage Notes Payable were comprised of seven loans at December
31, 1997 and 1996, each of which is collateralized by one or more apartment communities. During 1997, the Company substituted Oasis
Pointe and Oasis Centennial with regards to the Mortgage Notes which were previously collateralized by Oasis Rose and Oasis Trails. No fees were incurred as a result of the substitution. The Mortgage Notes
Payable generally require monthly installments of interest and principal over various terms extending through the year 2008. Interest rates on the Mortgage Notes Payable are fixed, and ranged from 6.90% to
9.50% (weighted average interest rate was 8.00% at December 31, 1997).
     In March 1996, the Company refinanced a $16,000 loan with Allstate
Insurance Company collateralized by the 368 unit Oasis Paradise I apartment community. The new interest rate is 7.10%, a reduction from the previous rate of 9.03%. The loan maturity was extended from April
1996 to April 2008.
     In November 1996, five Mortgage Notes Payable totaling $53,087 were repaid with proceeds from the issuance of the Notes Payable.
Credit Facility........................................................    91,456       85,736
     In 1995, the Company entered into a $150,000 credit facility agreement (the "Credit Facility") with various banks led by Wells Fargo
Bank and retired its two lines of credit that were previously outstanding. In connection with the retirement of the two prior lines of credit, the Company, for the year ended December 31, 1995, recorded an extraordinary charge of $1,952 for the remaining unamortized deferred financing costs and other costs associated with those loans.
Advances under the Credit Facility initially bore an interest rate, at the Company's election, of either the London Interbank Offered Rate
("LIBOR") plus 1.75% or the prime lending rate. During 1996, the Credit
Facility was amended to increase the facility to $200,000 and reduce the LIBOR-based interest rate to LIBOR plus 1.25%. The LIBOR-based interest rate was again reduced to LIBOR plus 1.15% during 1997. At
December 31, 1997, LIBOR ranged from 5.72% to 5.97% for one, three, six and twelve-month indices, and the prime rate was at 8.50%. At December
31, 1997, the weighted average interest rate on borrowings outstanding on the Credit Facility was 7.15%. The credit facility agreement terminates in September 1998.

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1997         1996
                                                                         --------     --------
     The Credit Facility contains certain covenants, the most
restrictive of which limits the borrowing capacity of the Company to
50% of Gross Asset Value, as defined, and restricts distributions to stockholders to 95% of Funds from Operations, as defined. The Company does not anticipate that these covenants will affect its ability to pay dividends in accordance with the Company's current dividend policy.

Tax-Exempt Bonds.......................................................  $ 74,018     $ 23,690

     In connection with the 1994 acquisition of Oasis Wexford, the Company assumed tax exempt housing bonds in the principal amount of $17,800. The bonds were reissued in November 1995, for $16,235. The bonds are payable in monthly installments of principal and interest.
The interest rate on the tax-exempt bonds is 6.45% and is subject to "reset" on December 1, 2005 based upon market conditions at that time.
The bonds are due on November 1, 2025.

     The Company has $6,660 (Series 1995A) of tax-exempt housing bonds and $1,090 (Series 1995B) of taxable housing bonds collateralized by Oasis Park. The bonds are payable in monthly installments of principal and interest. The interest rate on these bonds is 7.29%. The Series
1995A bonds are due on January 1, 2026 and the Series 1995B bonds are due on July 1, 2006.

     In connection with the 1997 acquisition of Oasis Martinique, the
Company assumed $51,400 of low floater, tax exempt bonds. The bonds are payable in monthly installments of interest only, along with principal payments made in December of each year. The interest rate on the bonds is subject to weekly repricing based upon the seven day tax exempt bond floating rate index plus 125 basis points. At December 31, 1997, the seven day tax exempt bond floating rate index was 3.55%. The bonds are due December 1, 2009.
                                                                         --------     --------
                                                                          448,966      394,488
Less unamortized discount on Notes Payable.............................       192          214
                                                                         --------     --------
          Total........................................................  $448,774     $394,274
                                                                         ========     ========

     Scheduled principal payments on debt, are as follows:

                                    NOTES       MORTGAGE NOTES     CREDIT      TAX- EXEMPT
                                   PAYABLE         PAYABLE         FACILITY      BONDS         TOTAL
                                   --------     --------------     -------     ----------     --------
1998.............................  $     --        $ 10,551        $91,456      $  1,095      $103,102
1999.............................        --           1,745             --         1,220         2,965
2000.............................        --           1,889             --         1,345         3,234
2001.............................    50,000          20,046             --         1,455        71,501
2002.............................        --          27,602             --         1,490        29,092
Thereafter.......................   100,000          71,659             --        67,413       239,072
                                   --------        --------        -------      --------      --------
                                   $150,000        $133,492        $91,456      $ 74,018      $448,966
                                   ========        ========        =======      ========      ========

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     At December 31, 1997 and 1996, management estimates that the carrying amount of debt approximates fair value; however, current estimates of fair value could differ significantly from amounts realized in market exchanges.

 8. STOCKHOLDERS' EQUITY

     In October 1993, the Company completed a public offering of 8,970,000 shares of common stock at a price per share of $21.75. The net proceeds from this offering were approximately $180,000 and were used for the acquisition of communities, the repayment of first and second lien preexisting mortgage indebtedness and for working capital purposes.

     In July 1994, the Company completed a second public offering of 5,750,000 shares of common stock at a price per share of $24.50. The net proceeds from this offering were approximately $132,000 and were used for the acquisition of five multifamily communities containing 2,441 units for approximately $98,800, including the assumption of $38,800 of mortgage indebtedness, the repayment of certain adjustable rate debt, the reduction of the balance owing on the Company's credit facility and for working capital purposes.

     In April 1995, the Company issued 4,165,000 shares of Series A Cumulative Convertible Preferred Stock ("Preferred Stock") at $25.00 per share. The net proceeds from the offering were approximately $99,200 and were used for the repayment of certain short-term and construction debt, the reduction of the balance owing on the credit facility and for working capital purposes. The shares pay a cumulative dividend quarterly in arrears in an amount per share equal to the greater of $2.25 per annum or the cash dividends paid or payable on a number of shares of common stock equal to the number of shares of common stock into which a share of Preferred Stock is convertible. The shares generally have no voting rights and have a liquidation preference of $25.00 per share plus accrued and unpaid distributions. The Preferred Stock is convertible at the option of the holder at any time into shares of common stock, at a conversion price of $24.64 per share of common stock (equivalent to a conversion rate of 1.0146 shares of common stock per share of Preferred Stock), subject to adjustment in certain circumstances. The Preferred Stock is not redeemable by the Company prior to April 30, 2001.

     In 1995, the Company adopted a Dividend Reinvestment and Share Purchase Plan (the "Plan"). The Company has reserved 1,000,000 shares for issuance under the Plan. The Plan allows stockholders to acquire additional shares of the Company by automatically reinvesting dividends and making voluntary cash payments. For the year ended December 31, 1997, 55,954 shares were issued at an average price of $21.68 (net of a 2% discount). For the year ended December 31, 1996, the Company issued no new common shares to stockholders who elected to participate in this Plan; all shares were purchased in the open market.

     In 1994, the Company entered into an agreement with an executive officer that provided for the Company's acquisition from the executive officer of certain contractual rights to acquire two properties for development in Colorado, Oasis Deerwood and Oasis Denver West. The agreement provided that when each of the two Colorado properties was completed and stabilized, and subject to the properties meeting certain performance criteria, the executive officer would have the right to receive up to approximately $1,000 in the Company's common stock, with approximately $750 applicable to Oasis Deerwood and approximately $250 applicable to Oasis Denver West. During the fourth quarter of 1997, Oasis Deerwood met the required performance criteria and the executive officer received 32,877 shares at a price of $22.94 per share totaling $754. If and when the required performance criteria are met with regards to Oasis Denver West, the executive officer will have the right to receive up to $250 in the Company's common stock. In the event that the executive officer's employment is terminated for cause, the executive officer's rights under the agreement will be forfeited.

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     As described in Note 1, the Company has elected to be treated, for federal income tax purposes, as a REIT. As such, the Company is required to distribute annually, in the form of dividends to its common stockholders, at least 95% of its taxable income. In reporting periods where taxable income exceeds net income, stockholders' equity will be reduced by the distributions in excess of net income and will be increased by the excess of net income over distributions in periods where net income exceeds taxable income. For tax reporting purposes, a portion of the common dividends declared during the years ended December 31, 1997 and 1996 represents a return of capital.

     For federal income tax purposes, the following tables, on a per share basis, summarize the taxability of dividends paid in 1997 and 1996:

                                                               COMMON SHARES         PREFERRED SHARES
                                                           ---------------------   ---------------------
              YEAR ENDED DECEMBER 31, 1997                 DIVIDEND   PERCENTAGE   DIVIDEND   PERCENTAGE
---------------------------------------------------------  --------   ----------   --------   ----------
Ordinary income..........................................   $ 1.14         63%      $ 2.25        100%
Capital gain.............................................      .20         11%          --         --
Return of capital........................................      .47         26%          --         --
                                                            ------        ---       ------        ---
                                                            $ 1.81        100%      $ 2.25        100%
                                                            ======        ===       ======        ===

                                                               COMMON SHARES         PREFERRED SHARES
                                                           ---------------------   ---------------------
              YEAR ENDED DECEMBER 31, 1996                 DIVIDEND   PERCENTAGE   DIVIDEND   PERCENTAGE
---------------------------------------------------------  --------   ----------   --------   ----------
Ordinary income..........................................   $ 1.13         65%      $ 2.25        100%
Return of capital........................................     0.61         35%          --         --
                                                            ------        ---       ------        ---
                                                            $ 1.74        100%      $ 2.25        100%
                                                            ======        ===       ======        ===

 9. EARNINGS PER SHARE

     The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (the "Statement"). In accordance with the provisions of the Statement, basic earnings per share for the years ended December 31, 1997, 1996 and 1995, is computed by dividing income available to common stockholders (income from continuing operations less the preferred stock dividend requirement) by the weighted average number of shares outstanding during the period.

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     Additionally, other dilutive potential common shares, are considered when calculating earnings per share on a diluted basis.

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                    BASIC EPS CALCULATION                        1997        1996        1995
--------------------------------------------------------------  -------     -------     -------
Income before extraordinary item..............................  $33,874     $30,786     $27,416
Preferred stock dividend requirement..........................   (9,372)     (9,372)     (6,534)
                                                                -------     -------     -------
Earnings available for common stockholders before
  extraordinary item..........................................   24,502      21,414      20,882
  Extraordinary item..........................................       --      (1,403)     (1,952)
                                                                -------     -------     -------
Earnings available to common stockholders.....................  $24,502     $20,011     $18,930
                                                                =======     =======     =======

                                                                                                WEIGHTED
              DATES OUTSTANDING                SHARES OUTSTANDING     FRACTION OF PERIOD     AVERAGE SHARES
---------------------------------------------  ------------------     ------------------     --------------
January 1 - May 14, 1995.....................      16,218,134               134/365             5,954,055
Issuance of common stock on May 15, 1995.....          19,512
                                                   ----------
May 15 - December 31, 1995...................      16,237,646               231/365            10,276,374
                                                                                               ----------
  Weighted average shares, year ended
     December 31, 1995.......................                                                  16,230,429
                                                                                               ==========
January 1 - December 31, 1996................      16,237,646               365/365            16,237,646
                                                                                               ----------
  Weighted average shares, year ended
     December 31, 1996.......................                                                  16,237,646
                                                                                               ==========
January 1 - June 3, 1997.....................      16,237,646               154/365             6,850,952
Issuance of common stock on June 4, 1997.....             840
                                                   ----------
June 4, 1997 - September 18, 1997............      16,238,486               107/365             4,760,323
Issuance of common stock on September 19,
  1997.......................................             721
                                                   ----------
September 19, 1997 - November 3, 1997........      16,239,207                46/365             2,046,585
Issuance of common stock on November 4,
  1997.......................................          32,877
                                                   ----------
November 4 - November 17, 1997...............      16,272,084                14/365               624,135
Issuance of common stock on November 18,
  1997.......................................          54,393
                                                   ----------
November 18 - December 31, 1997..............      16,326,477                44/365             1,968,123
                                                                                               ----------
  Weighted average shares, year ended
     December 31, 1997.......................                                                  16,250,118
                                                                                               ==========

  Basic EPS

                                                              1997      1996      1995
                                                              -----     -----     -----
        Earnings available for common stockholders before
          extraordinary item................................  $1.51     $1.32     $1.29
        Extraordinary item..................................     --      (.09)     (.12)
                                                              -----     -----     -----
        Earnings available for common stockholders..........  $1.51     $1.23     $1.17
                                                              =====     =====     =====

     For the years ended December 31, 1997, 1996 and 1995, there were no dilutive potential common shares outstanding during the period. Therefore, diluted earnings per share is the same as basic earnings per share.

10. RELATED PARTY TRANSACTIONS

     An affiliated company leased space in one of the commercial properties through May 1995. Related party rental revenue was $30 for the year ended December 31, 1995.

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

11. OPERATING LEASES

     The Company owns two commercial properties; a portion of one building serves as its headquarters. The portion of the commercial properties not used by the Company is leased to tenants under net operating leases with initial terms extending to the year 2008. Future minimum rentals under noncancellable operating leases at both commercial properties, excluding tenant reimbursements of expenses, as of December 31, 1997, are as follows:

            1998......................................................    $  361
            1999......................................................       322
            2000......................................................       186
            2001......................................................       136
            2002......................................................       136
            Thereafter................................................       503
                                                                          ------
            Total.....................................................    $1,644
                                                                          ======

12. STOCK-BASED COMPENSATION PLANS

     In May 1995, the Company adopted the 1995 Equity Participation Plan (the "1995 Plan") to supplement the Company's 1993 Stock Option Plan (the "1993 Plan"). The Company also has a Stock Option Plan for Outside Directors (the "Outside Directors Plan").

     The 1995 Plan provides incentives for officers, key employees and consultants through the grant or issuance of options, restricted stock performance awards, dividend equivalents, deferred stock, stock payments and stock appreciation rights ("SARs"). The aggregate number of shares that may be issued under the 1995 Plan may not exceed 1,135,000, less the number of shares covered by options outstanding under the 1993 Plan and the Outside Directors Plan. The 1995 Plan limits the number of shares that any individual may receive in any year under the plan to 150,000 and limits the dollar value of awards, other than options and SARs that may be paid to any employee for any year to $100.

     The 1993 Plan provides for the issuance of incentive and non-qualified stock options under the Code and grants of the Company's common stock contingent upon the attainment of certain performance goals or subject to other restrictions. A total of 700,000 shares of the Company's common stock have been reserved for issuance under the 1993 Plan and the Outside Directors Plan.

     Options awarded under both the 1993 and 1995 Plans provide for the options to be granted at a price equal to the market value of the Company's common stock at the date of grant, to vest ratably over a four year period and to expire ten years from the date the options were granted.

     Under the Outside Directors Plan, each of the Company's non-employee directors is granted an option to purchase 3,000 shares of common stock at the time of appointment/election to the Board of Directors. In addition, following each annual meeting of stockholders, each of the Company's non-employee directors, who have served as a member for one year or more, will receive an option to purchase up to 3,000 shares of common stock at the market price of the shares on the date of grant. All options granted under the Outside Directors Plan will vest one year after the date of grant. The Outside Directors Plan is administered by the Board of Directors.

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table shows the activity and balances for each stock option plan:

                                   1993 PLAN                            OUTSIDE
                                       &            OPTION PRICE       DIRECTORS        OPTION PRICE
                                   1995 PLAN         PER SHARE           PLAN            PER SHARE
                                   ---------     ------------------    ---------     ------------------
Balance, December 31, 1994.......    620,000                              15,000
  Options granted................      5,000           $22.50             15,000      $22.625 - $22.875
  Options cancelled..............    (10,000)                             (3,000)
                                   ---------                             -------
Balance, December 31, 1995.......    615,000                              27,000
  Options granted................    351,000      $22.375 - $22.625       12,000           $22.50
  Options cancelled..............    (20,000)                                 --
                                   ---------                             -------
Balance, December 31, 1996.......    946,000                              39,000
  Options granted................    135,000       $23.25 - $23.375       15,000          $23.125
  Options cancelled..............         --                                  --
                                   ---------                             -------
Balance, December 31, 1997.......  1,081,000                              54,000
                                   =========                             =======

     There were no shares available for grant as of December 31, 1997. None of the options granted are contingent upon the attainment of performance goals or subject to other restrictions. As of December 31, 1997, outstanding options to purchase 644,750 shares of common stock were exercisable.

     Additionally, 46,500 non-qualified stock options were issued to an executive officer during 1997. These options were not granted in connection with either the 1993 or 1995 Plan. The options vest ratably over a four year period and were granted at an option price of $23.375 per share. The option price was equal to the market value of the stock on the date of grant. Therefore, the Company did not recognize any compensation expense in connection with the grant of these options.

     The Company applies APB 25 and related interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced by approximately $423 or $.03 per share for the year ended December 31, 1997, approximately $634 or $0.04 per share for the year ended December 31, 1996, and approximately $123 or $0.01 per share for the year ended December 31, 1995. The estimated fair value of the options granted during 1997 ranged from $1.40 to $2.22 per share on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 7.3%, volatility of 17.98%, risk free rates of 5.88% to 6.36% and an expected life of four years. The estimated fair value of the options granted during 1996 ranged from $1.43 to $1.45 per share on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 7.26%, volatility of 16.82%, risk free rates of 4.19% to 5.60% and an expected life of four years. The estimated fair value of the options granted during 1995 ranged from $1.63 to $1.78 per share on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 7.26%, volatility of 16.82%, risk free rates of 4.72% to 5.60% and an expected life of four years.

13. EMPLOYEE BENEFITS

     Effective February 1995, the Company adopted an employee investment plan (the "Plan"), under Section 401(k) of the Internal Revenue Code. Employees who are at least 21 years old and who have completed one year of eligibility service may become participants in the Plan. Each participant may make

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

contributions to the Plan through salary deferrals in amounts of at least 1% to a maximum of 15% of the participant's compensation, subject to certain limitations imposed by the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of the participant's compensation contributed. A participant's contribution to the Plan is 100% vested and nonforfeitable. A participant will become vested in 20% of the Company's contributions after one year of service while enrolled in the Plan and increasing by 20% for each additional year of service while enrolled in the Plan.

14. GAIN ON SALE OF REAL ESTATE ASSETS

     During 1997, the Company sold, in separate transactions, Oasis Villas, an 84 unit apartment community, Oasis Orchid, a 280 unit apartment community, Oasis Terrace, a 336 unit apartment community and Oasis Trails, a 360 unit apartment community, all located in Las Vegas, for an aggregate consideration of approximately $60,000 , resulting in a combined gain of $6,999.

15. SUBSEQUENT EVENTS

     On January 20, 1998, the Company declared a quarterly dividend for its Series A Cumulative Convertible Preferred Stock of $0.5625 per share payable on February 16, 1998 to stockholders of record on February 2, 1998. In addition, on January 26, 1998, the Company declared a quarterly dividend of $0.4525 per common share to stockholders of record on February 3, 1998, payable on February 17, 1998.

     On February 27, 1998, the Company sold Oasis StarII, a 24 unit apartment community, for $1,300, with no material gain or loss resulting from the transaction.

     On March 6, 1998, the Company purchased a 421 apartment community in Fullerton, California named Parkside Apartments. The purchase price of approximately $29,000 was funded with cash drawn from the Company's Credit Facility. The Company renamed the community Oasis Parkside.

16. COMMITMENTS AND CONTINGENCIES

     On December 16, 1997, the Company announced the execution of a definitive merger agreement ("the Agreement") between the Company and Camden Property Trust ("Camden"). Under the terms of the agreement, the Company would be merged with and into a wholly-owned subsidiary of Camden, with each share of the Company's common stock being exchanged for 0.759 shares of Camden. The merger is subject to approval by the shareholders of the Company and Camden, which is expected to occur in April 1998. At this time, there can be no assurance given that such approval will be obtained.

     The Company is presently in the development stage on three additional communities (Oasis Bluffs II, Oasis Harbor II and Oasis Interlocken) totaling 1,002 units in its three markets, Las Vegas, Reno and Denver. The estimated total investment for these units will be finalized prior to the commencement of construction.

     In November 1996, the Company entered into an agreement to purchase a 19.8 acre parcel in Mission Viejo, California, subject to the satisfaction of certain entitlement conditions. If the conditions are satisfied and the purchase is completed, the Company intends to build a 380 unit apartment community slated to begin construction in 1998. In accordance with the terms of the agreement, the Company made a deposit in the amount of $2,000 into an escrow account. The payment is fully refundable until the seller completes certain obligations under the agreement and thereafter, is considered nonrefundable but may be applied to reduce the amounts due to the seller at the close of escrow.

     In October 1997, the Company entered into a contract to purchase a 421 unit apartment community in Fullerton, California for approximately $29,000, subject to the satisfaction of certain conditions. In accordance with the terms of the agreement, the Company made a deposit in the amount of $300 in an escrow account. In January 1998, the Company made an additional deposit in the amount of $200 for a total deposit of $500.

     The Company has been contacted by certain regulatory agencies with regards to alleged failures to comply with the "Fair Housing Act" (the "Act") as it pertains to properties constructed for first occupancy after March 31, 1991 (the "Properties"). Currently, the Company is inspecting the Properties to determine the extent of noncompliance and the changes that will be necessitated. It is the Company's intention to make any and all changes and modifications necessary in order to meet the compliance standards of the Act. At this

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

time, the Company is unable to provide an estimate of costs and expenses associated with this matter as the scope and extent of required work has yet to be determined.

     The Company is also party to various legal actions which are incidental to its business. Management believes that these actions will not have a material adverse affect on the financial position or the results of operations of the Company.

17. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Quarterly financial information for the years ended 1997 and 1996 are as follows:

                                                       YEAR ENDED DECEMBER 31, 1997
                                        -----------------------------------------------------------
                                           FIRST          SECOND           THIRD          FOURTH
                                        -----------     -----------     -----------     -----------
Revenue...............................  $    26,824     $    28,071     $    29,619     $    31,471
Income before gain on sale of real
  assets..............................        7,125           7,099           6,163           6,488
Gain on sale of real estate assets....           --              --              --           6,999
Net income............................        7,125           7,099           6,163          13,487
Preferred dividend requirement........        2,343           2,343           2,343           2,343
Earnings available for common
  stockholders........................        4,782           4,756           3,820          11,144
Per share data:
  Income before gain on sale of real
     estate assets and (net of
     preferred dividend
     requirement).....................  $      0.29     $      0.29     $      0.24     $      0.26
     Gain on sale of real estate
       assets.........................           --              --              --            0.43
     Earnings available for common
       stockholders...................         0.29            0.29            0.24            0.69
Weighted average number of common
  shares outstanding..................   16,237,646      16,237,904      16,238,556      16,286,017

                            OASIS RESIDENTIAL, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       YEAR ENDED DECEMBER 31, 1996
                                        -----------------------------------------------------------
                                           FIRST          SECOND           THIRD          FOURTH
                                        -----------     -----------     -----------     -----------
Revenue...............................  $    21,752     $    23,207     $    24,875     $    26,165
Income before gain on sale of real
  estate assets and extraordinary
  item................................        6,955           7,057           7,104           7,226
Gain on sale of real estate assets....           --              --              --           2,444
Extraordinary item....................           --              --              --          (1,403)
Net income............................        6,955           7,057           7,104           8,267
Preferred dividend requirement........        2,343           2,343           2,343           2,343
Earnings available for common
  stockholders........................        4,612           4,714           4,761           5,924
Per share data:
  Income before gain on real estate
     assets and extraordinary item
     (net of preferred dividend
     requirement).....................  $      0.28     $      0.29     $      0.29     $      0.60
  Gain on sale of real estate
     assets...........................           --              --              --           (0.15)
  Extraordinary item..................           --              --              --           (0.09)
  Earnings available for common
     stockholders.....................         0.28            0.29            0.29            0.36
Weighted average number of common
  shares outstanding..................   16,237,646      16,237,646      16,237,646      16,237,646

                                  SCHEDULE III

                            OASIS RESIDENTIAL, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                                TOTAL
                                                       INITIAL COST                                            COST(A)
                                            -----------------------------------       COST                   ------------
                                                        BUILDINGS     FURNITURE   SUBSEQUENT TO               BUILDINGS
                             12/31/97                      AND           AND      CONSTRUCTION/                  AND
      PROPERTY NAME        ENCUMBRANCES       LAND     IMPROVEMENT    FIXTURES     ACQUISITION      LAND     IMPROVEMENTS
-------------------------  ------------     --------   ------------   ---------   -------------   --------   ------------
Oasis Bay................                   $  1,321     $  3,342      $   283       $   283      $  1,321     $  3,423
Oasis Bel Air............    $ 11,435(C)       2,206       16,118          549           144         2,206       16,201
Oasis Bluffs.............                      1,294       35,191        1,185            --         1,294       35,191
Oasis Breeze.............                      2,340       11,538          226           995         2,340       12,066
Oasis Canyon.............       7,886(C)       1,724       10,706          359            73         1,724       10,738
Oasis Centennial.........      10,647(C)       2,592        9,803          276           571         2,592       10,177
Oasis Centre.............                        423        1,159           19           327           425        1,471
Oasis Cliffs.............                      1,619        9,730        1,630         1,668         1,619       10,757
Oasis Club...............       8,940          3,177       10,462          751         1,156         3,177       11,262
Oasis Cove(B)............                      1,003        4,068          386           206         1,022        4,108
Oasis Crossings..........                        673        4,426          153             4           673        4,425
Oasis Deerwood...........                      1,868       26,245          472           810         1,868       27,010
Oasis Del Mar............      21,449          4,073       31,439        1,032           157         4,073       31,519
Oasis Emerald............                        579        3,335          533           509           580        3,674
Oasis Gateway............                      2,819       22,874          941            --         2,819       22,874
Oasis Glen...............                      1,120        4,939          112           166         1,120        5,019
Oasis Greens.............      12,000            709       17,077          295         1,858           709       18,012
Oasis Harbor I...........                      2,446       19,137          724            71         2,446       19,202
Oasis Heights............                      1,485        8,761          245           995         1,486        9,236
Oasis Heritage...........                      3,628       26,162          540         5,134         3,628       27,927
Oasis Hills..............       2,599            550        4,469          300           272           550        4,615
Oasis Island.............                        760        4,095          196           186           761        4,069
Oasis Lakeway............                      3,944       32,686        1,253            --         3,944       32,686
Oasis Landing............       3,920            505        5,937          104           392           505        6,108
Oasis Martinique.........      50,600         26,377       45,821        1,862            --        26,377       45,821
Oasis Meadows............                      2,216       21,447          795           151         2,216       21,589
Oasis Mini Storage.......                        304          976            2           157           304        1,089
Oasis Morning............                         42        1,468          135           459            49        1,627
Oasis Nellis
  Commercial.............                        288          576           --            --           288          576
Oasis Palms..............                      1,021        6,586          799           695         1,022        6,840


                           FURNITURE                               DATE OF
                              AND                 ACCUMULATED   CONSTRUCTION/   DEPRECIABLE
      PROPERTY NAME        FIXTURES     TOTAL     DEPRECIATION   ACQUISITION        LIFE
-------------------------  ---------   --------   -----------   -------------   ------------
Oasis Bay................       485       5,229     $ 1,126         8/90          5-40 Years
Oasis Bel Air............       610      19,017         882         12/95         5-40 Years
Oasis Bluffs.............     1,185      37,670         242         9/97          5-40 Years
Oasis Breeze.............       693      15,099       1,388         10/93         5-40 Years
Oasis Canyon.............       400      12,862         759         7/95          5-40 Years
Oasis Centennial.........       473      13,242         647         9/95          5-40 Years
Oasis Centre.............        32       1,928         512         10/89         5-40 Years
Oasis Cliffs.............     2,271      14,647       5,084         7/88          5-40 Years
Oasis Club...............     1,107      15,546       2,998         12/89         5-40 Years
Oasis Cove(B)............       533       5,663       1,119      5/90 & 4/96      5-40 Years
Oasis Crossings..........       158       5,256         140         9/96          5-40 Years
Oasis Deerwood...........       517      29,395         978         9/96          5-40 Years
Oasis Del Mar............     1,109      36,701       1,855         10/95         5-40 Years
Oasis Emerald............       702       4,956       1,643         11/88         5-40 Years
Oasis Gateway............       941      26,634         210         6/97          5-40 Years
Oasis Glen...............       198       6,337         539         7/94          5-40 Years
Oasis Greens.............     1,218      19,939       2,143         10/93         5-40 Years
Oasis Harbor I...........       730      22,378         620         11/96         5-40 Years
Oasis Heights............       764      11,486       1,055         2/94          5-40 Years
Oasis Heritage...........     3,909      35,464       3,098         7/94          5-40 Years
Oasis Hills..............       426       5,591       1,368         6/91          5-40 Years
Oasis Island.............       407       5,237       1,061         6/90          5-40 Years
Oasis Lakeway............     1,253      37,883           1         12/97         5-40 Years
Oasis Landing............       325       6,938         715         10/93         5-40 Years
Oasis Martinique.........     1,862      74,060         329         10/97         5-40 Years
Oasis Meadows............       804      24,609         876         4/96          5-40 Years
Oasis Mini Storage.......        46       1,439          97         7/94          5-40 Years
Oasis Morning............       428       2,104       1,221         1978          5-40 Years
Oasis Nellis
  Commercial.............        --         864          51         7/94          5-40 Years
Oasis Palms..............     1,239       9,101       2,660         9/94          5-40 Years

                                                                                                                TOTAL
                                                       INITIAL COST                                            COST(A)
                                            -----------------------------------       COST                   ------------
                                                        BUILDINGS     FURNITURE   SUBSEQUENT TO               BUILDINGS
                             12/31/97                      AND           AND      CONSTRUCTION/                  AND
      PROPERTY NAME        ENCUMBRANCES       LAND     IMPROVEMENT    FIXTURES     ACQUISITION      LAND     IMPROVEMENTS
-------------------------  ------------     --------   ------------   ---------   -------------   --------   ------------
Oasis Paradise...........      15,573          7,640       27,280          624         1,391         7,843       27,606
Oasis Park...............       7,591          1,217        8,087          224           753         1,217        8,611
Oasis Pearl..............                        585        1,581          224           242           587        1,696
Oasis Pines..............                      2,648       20,437          823            --         2,648       20,437
Oasis Place..............                      2,189        5,950          196           217         2,195        6,024
Oasis Plaza..............       6,000          2,541        6,677          151         2,290         2,541        8,190
Oasis Pointe.............       9,464(C)       2,056       14,273          554            35         2,056       14,305
Oasis Rainbow............       6,309            714        6,245          962           769           714        6,610
Oasis Ridge..............                      1,899        9,869          219           828         1,899       10,074
Oasis Rose...............                      1,943        9,926          453           195         1,964       10,054
Oasis Sands..............                        601        2,417           56            77           601        2,474
Oasis Sea Palms..........                      3,500        7,475          405            --         3,500        7,475
Oasis Springs............                      1,638       11,547          231           919         1,638       11,953
Oasis Star(D)............                        211          312           39           100           212          361
Oasis Suite..............                      1,464        8,470          306           781         1,464        8,637
Oasis Summit.............                      2,275       17,537          479           367         2,352       17,669
Oasis Tiara..............                      4,129       22,086          782           219         4,129       22,259
Oasis Topaz..............       6,451          2,377        6,353          143         3,070         2,377        8,678
Oasis View...............                        341        3,908          316         1,242           341        4,109
Oasis Vinings............                      1,857       11,624          365           415         1,857       11,940
Oasis Vintage............      10,819          2,942       14,237        1,019           280         2,943       14,423
Oasis Vista..............                      2,856       12,930           50         1,048         2,856       13,509
Oasis Wexford............      15,827          2,843       16,111          358           845         2,843       16,616
Oasis Winds..............                      2,309        9,425          152         2,805         2,309       11,133
                             --------       --------     --------      -------       -------      --------     --------
                              207,510        125,881      655,330       25,288        36,327       126,224      674,155
Land held for
  development............                                                                            4,083
                             --------       --------     --------      -------       -------      --------     --------
                              207,510        125,881      655,330       25,288        36,327       130,307      674,155
Construction in
  progress...............
                             --------       --------     --------      -------       -------      --------     --------
                             $207,510       $125,881     $655,330      $25,288       $36,327      $130,307     $674,155
                             ========       ========     ========      =======       =======      ========     ========


                           FURNITURE                               DATE OF
                              AND                 ACCUMULATED   CONSTRUCTION/   DEPRECIABLE
      PROPERTY NAME        FIXTURES     TOTAL     DEPRECIATION   ACQUISITION        LIFE
-------------------------  ---------   --------   -----------   -------------   ------------
Oasis Paradise...........     1,486      36,935       2,966         3/94          5-40 Years
Oasis Park...............       453      10,281         771         9/94          5-40 Years
Oasis Pearl..............       349       2,632         739         7/87          5-40 Years
Oasis Pines..............       823      23,908         190         6/97          5-40 Years
Oasis Place..............       333       8,552         612         7/94          5-40 Years
Oasis Plaza..............       928      11,659       1,069         10/93         5-40 Years
Oasis Pointe.............       557      16,918         722         3/96          5-40 Years
Oasis Rainbow............     1,366       8,690       3,094         11/88         5-40 Years
Oasis Ridge..............       842      12,815       1,270         10/93         5-40 Years
Oasis Rose...............       499      12,517         987         10/94         5-40 Years
Oasis Sands..............        76       3,151         225         9/94          5-40 Years
Oasis Sea Palms..........       405      11,380         119         6/97          5-40 Years
Oasis Springs............       744      14,335       1,181         7/94          5-40 Years
Oasis Star(D)............        89         662         155         6/91          5-40 Years
Oasis Suite..............       920      11,021         944         7/94          5-40 Years
Oasis Summit.............       637      20,658       1,484      7/94 & 7/95      5-40 Years
Oasis Tiara..............       828      27,216         810         9/96          5-40 Years
Oasis Topaz..............       888      11,943       1,092         5/93          5-40 Years
Oasis View...............     1,357       5,807       3,515         1983          5-40 Years
Oasis Vinings............       464      14,261       1,209         12/93         5-40 Years
Oasis Vintage............     1,112      18,478       2,270         1/93          5-40 Years
Oasis Vista..............       519      16,884       1,270         7/94          5-40 Years
Oasis Wexford............       698      20,157       1,384         12/94         5-40 Years
Oasis Winds..............     1,249      14,691       1,274         10/93         5-40 Years
                            -------    --------     -------
                             42,447     842,826      64,769
Land held for
  development............                 4,083
                            -------    --------     -------
                             42,447     846,909      64,769
Construction in
  progress...............                25,952
                            -------    --------     -------
                            $42,447    $872,861     $64,769
                            =======    ========     =======

---------------

(A) The aggregate cost for federal income tax purposes at December 31, 1997 is $864,650.

(B) Initial cost includes the expansion of Oasis Cove totaling 20 units.

(C) Encumbrance represents a portion of the $39,432 Teachers Insurance and Annuity Association loan allocated to the property based upon relative size.

(D) Initial cost was reduced to reflect the sale of 44 units at Oasis Star I.

                              NOTE TO SCHEDULE III

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

 1. RECONCILIATION OF REAL ESTATE AND ACCUMULATED DEPRECIATION:

                                                               1997         1996         1995
                                                             --------     --------     --------
Real estate investments:
  Balance at beginning of year.............................  $687,174     $547,181     $433,450
  Additions................................................   218,664      144,312      113,731
  Dispositions.............................................   (58,929)      (4,319)          --
                                                             --------     --------     --------
  Balance at end of year...................................  $846,909     $687,174     $547,181
                                                             ========     ========     ========
Accumulated depreciation:
  Balance at beginning of year.............................  $ 52,924     $ 38,499     $ 26,605
  Additions................................................    18,778       15,438       11,894
  Dispositions.............................................    (6,933)      (1,013)          --
                                                             --------     --------     --------
  Balance at end of year...................................  $ 64,769     $ 52,924     $ 38,499
                                                             ========     ========     ========

                                 EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
  2.1    Agreement and Plan of Merger dated December 16, 1997, among the
         Registrant, Camden Subsidiary II, Inc. and Oasis Residential, Inc.
         (incorporated by reference from Exhibit 2.1 of the Registrant's Form
         8-K filed December 17, 1997 (File No. 1-12110)).

  2.2    Amendment No. 1, dated as of February 4, 1998, to the Agreement and
         Plan of Merger, dated December 16, 1997, among the Registrant, Camden
         Subsidiary II, Inc. and Oasis Residential, Inc. (incorporated by reference from Exhibit 2.1 of the Registrant's Form 8-K filed February
         5, 1998 (File No. 1-12110)).

 23.1    Consent of Coopers & Lybrand L.L.P., Independent Accountants